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                                                                   Exhibit 10.3

                                    AGREEMENT

         Made and entered into this 25 day of July 2001, by and between:


ISBAK AS. (ISTANBUL BELEDIYELER BAKIM ULASIM SAN. Ve TIC.
AS.), a company registered under the laws of Turkey with offices at 52 Cendere Yolu, 80360 Kagithane, Istanbul, Turkey.
                      (hereinafter referred to as "ISBAK')

                                       And

INKSURE Inc. a corporation with offices at 35 Industrial Parkway, Northvale, New Jersey 07647, USA.
                     (hereinafter referred to as "InkSure")

                                       And

MTM GUVENLIK Ve HOLOGRAFIK KART SISTEMLERI AS., a company registered under the laws of Turkey with offices at Teknoloji Gelistrime
Merkezi P.K:21, 41470 Gebze-Kocaeli, Turkey.
                       (hereinafter referred to as `MTM")



WHEREAS: InkSure engages in the development, production, marketing and maintenance of machine readable secured ink, the DA1000 ticket reader and other related security printing and detection features and technology (hereinafter "InkSure's Products"); and

WHEREAS: ISBAK engages in the transportation industry in Turkey in general and in the city of Istanbul in particular, including rendering services to the public transportation markets therein; and

WHEREAS: MTM engages in the hologram industry and security solutions representation in Turkey in general and in the city of Istanbul in particular, including rendering services to the public transportation markets therein; and

WHEREAS: The municipality of the city of Istanbul via IETT General Mudurlugu (IETT General Directorate) a municipal public entity, with offices at Harp Sok. Metro Han 80050 Beyoglu, Istanbul, Turkey (hereinafter: "the Customer"), has issued a tender for the provision of a secured ticket system for public transportation in the city of Istanbul, including the provision of ticket readers for the public buses in Istanbul and secured tickets (hereinafter: "the Project"); and whereas: ISBAK has submitted a bid for the tender, wherein it has included InkSure's Products, and has been declared winner of the tender and has signed a contract with the Customer for the execution of the Project (hereinafter: "the Prime Contract"); and

WHEREAS: ISBAK and Inksure have entered on July 25, 2001 into a Distribution Agreement attached herewith with as Annex A, wherein InkSure has the right to terminate the Distribution Agreement if ISBAK is not awarded the Prime Contract and/or if InkSure is not awarded the subcontract in respect of the Project, within six months from the date of execution of the Distribution Agreement and such Distribution Agreement shall not apply to, include or effect the transaction contemplated herein; and

WHEREAS: InkSure and MTM have agreed to provide certain services and deliverables to ISBAK, for provision by ISBAK to the Customer as part of the Project, under the terms and conditions contained herein;

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NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is hereby agreed as follows:


1. DEFINITIONS
1.1 In this Agreement the following worth and expressions shall have the meaning hereby assigned to tSn except where the context otherwise requires:

         "Agreement" shall mean this agreement, its preamble and all Annexes to this agreement.

         "Authentication System" shall mean InkSure's DA1000 module of a reader used for the detection of the Ink Coding Substance.

         "Bus Ticket Reader System" shall mean a device manufactured by a Subcontractor for the purpose of being used by public transportation vehicles, able to read the Tickets and recognize their authenticity, by utilizing the Authentication System embedded therein.

         "Ink Coding Substance" shall mean InkSure's concentrated ink mixture that embeds a specific coding substance, to be mixed, diluted and integrated into the ink used for the printing of Tickets, readable by the Authentication System.

         "Subcontractor" shall mean any service or product provider, subcontractor or agent, acting in respect of the Project, as subcontractor to, service or product provider for or on behalf of ISBAK, in charge of manufacturing, producing and delivering the Bus Ticket Reader System, including, inter alia, its installation on buses, future maintenance, service and customer support, instructions in respect of its operation, production of a manual or user guide, warranty, customization and adjustments pursuant to specifications by the Customer.

         "Party" shall mean any of ISBAK, InkSure or MTM and "Parties" shall mean all of ISBAK, InkSure and MFM.

         "Printing Process" shall mean the installation of the devices and equipment used for the printing of the Tickets, the mixing, dilution and integration of the Ink Coding Substance with the ink used for the printing of the Tickets and the actual printing of the Tickets.

         "Tickets" the bus tickets to be printed as part of the Project, by using ink that includes the Ink Coding Substance, that can be read by the Bus Ticket Reader System.



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2.       SCOPE OF WORK

2.1 ISBAK shall be in charge of the coordination and synchronization of all parties involved with the Project including without limitation all Subcontractors, and shall direct, coordinate and supervise all activity with respect to this Agreement and the Prime Contract Any and all communications with the Customer, in respect of the Project, shall be done by ISBAK. If any communications are initiated by the Customer directly with InkSure and/or MTM, then InkSure and/or MTM, respectively, shall, if practicable, coordinate with ISBAK prior to answering such communications.

2.2 ISBAK shall secure, perform, execute and deliver the following (hereinafter referred to as "ISBAK's Share of the Work"):

         2.2.1 ISBAK shall print the Tickets, at its premises, guarantee the security, safeguard and integrity of the Printing Process including the setting of procedures on how to secure the Ink Coding Substance (such procedures shall not fall below the level and qualities of any of InkSure's specifications in respect of same), hear and abide MTM's Representative in respect of the Printing Process and secure, safeguard and store the Tickets and all Ink Coding Substance that has not been used, until delivery to the Customer or the usage of all the Ink Coding Substance respectively. InkSure shall have the right, at its sole discretion, to participate in all or any actions taken in respect of the Printing Process.

         2.2.2 ISBAK shall carry cut a quality control procedure in respect of the Tickets, such procedure shall not fall below the level and qualities of any procedures specified by InkSure, including, without limitation, the actual verification of each Ticket and ensuring each Ticket can be recognized and read by the Bus Ticket Reader System (hereinafter "the QA Procedure"). MTM shall supervise the QA Procedure, and ISBAK shall implement and follow its instructions on all matters concerning the QA Procedure.


         2.2.3 ISBAK shall secure the diligent performance of any and all of its Subcontractors or any other party on its behalf in respect of the Project, including their performance of all duties and obligations and their signing of a Non Disclosure Agreement. ISBAK undertakes to secure that its Subcontractor assembles and manufactures the Bus Ticket Reader System in accordance with InkSure's specifications and the Electronic and Mechanical Configuration, as such term is defined in Annex B to this Agreement.

         2.2.4 ISBAK shall import the Authentication System into Turkey and ensure its safe delivery and storing until its installation in the Bus Ticket Reader System All costs in respect of importing the Authentication System shall be borne by ISBAK.


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2.3               InkSure shall provide ISBAK, in accordance with the terms and conditions of this Agreement, the following deliverables (hereinafter referred to as "InkSure's Share of the Work"):

                    2.3.1 up to 2700 units of the Authentication System, supplied according to the schedule and quantities set forth in Annex C to this Agreement;

                    2.3.2 a quantity of Ink Coding Substance that shall be sufficient for the printing of one hundred million (100,000,000) Tickets, supplied according to the schedule and quantities set forth in Annex C to this Agreement.


2.4 MTM shall provide ISBAK, in accordance with the terms and conditions of this Agreement, the following services (hereinafter referred to as "MTM's a Share of the Work"):

                  2.4.1 MTM shall import the Ink Coding Substance into Turkey and ensure its safe delivery to ISBAK's possession at the location in which the Printing Process shall take place. All costs in respect of importing the Ink Coding Substance shall be borne by MTM. The Parties hereby acknowledge that ISBAK shall have the right to import the Ink Coding Substance instead of MTM if ISBAK and MTM agree in writing to such change, and ISBAK shall notify InkSure in writing on such change. In the event ISBAK replaces MTM as aforementioned it shall be liable to any and all liabilities and obligations in respect of the importing of the Ink Coding Substance and shall bare all costs in respect thereof.

                  2.4.2 MTM shall coordinate and supervise the Printing Process, including, inter alia, the notification to the Parties of any action taken in respect of the Printing Process a reasonable time before such action is taken. MTM shall coordinate with all parties hereto and any other third party needed for the execution of all or part of the Printing Process. The Printing Process shall be done, at all times, according to specific instructions given by MTM, for the purpose of complying with InkSure's specifications.

                  2.4.3 MTM shall provide for a representative, on its behalf, during all stages of a Printing Process taking place (hereinafter: "MTM's Representative"). MTM's Representative shall oversee and supervise, in person, at all times, all the stages of the Printing Process and shall instruct all parties involved in the Printing Process, according to InkSure's specifications, on the manner in which the Ink Coding Substance should be mixed, diluted and integrated with the ink used in the process of printing the Tickets. MTM's Representative shall instruct ISBAK, and ISBAK shall implement and follow his instructions, on all matters concerning the security and safeguard of the Priming Process, including the safekeeping of the Tickets before they are supplied to the Customer. MTM's Representative shall verify that the security procedures taken in respect of the Printing Process and the safekeeping of the Tickets do not fall below the level and qualities of any procedures specified by InkSure.



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3.       PRINCIPLES OF COOPERATION

3.1 InkSure shall be solely responsible for InkSure's Share of the Work and shall provide its respective supplies and services according to the terms and conditions contained herein. MTM shall be solely responsible for MTM's Share of the Work and shall provide its respective supplies and services according to the terms and conditions contained herein. ISBAK shall be responsible for ISBAK's Share of the Work and any work, service and/or product supplied by any Subcontractor, and shall provide its respective supplies and services according to the terms and conditions contained herein.

3.2 The Parties shall cooperate together in good faith to achieve the terms of this Agreement, in particular, no Party shall act to the detriment of another Party. The Parties shall assist each other to the best of their abilities and protect each other's interest in respect of third parties.

3.3 Each Party shall immediately inform the other Party of any matter of which it learns, or is aware of, and which may affect the performance of this Agreement or any Party's Share of the Work.

3.4 Each Party shall appoint a project manager who shall be fully responsible for coordinating the activities of such Party under this Agreement. All correspondence between the Parties shall be made, in addition to any other way, via the project managers.

3.5 All Parties personnel involved in the Project and ISBAK shall ensure that any and all Subcontractor's personnel, shall be fully qualified with suitable training, experience and skill to perform their duties. ISBAK shall secure and guarantee the integrity of all personnel involved with the Printing Process and the delivery of the Tickets, and their skill, experience and training. ISBAK shall remove and replace personnel deemed unacceptable by InkSure upon receiving notice from InkSure.

3.6 The Parties shall determine, in writing, the form and method that each respectful Party's trade mark and trade name shall be applied to the Bus Ticket Reader System.

4.       FIRST STAGE

         The Parties shall coordinate to implement the first stage of installation of Bus Ticket Reader System, printing of Tickets and the examination and analyses of results of the first installation, all as set forth in Annex D to this Agreement.


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5.       CHANGES

         In the event that ISBAK wishes to accept and agree to amendments, changes or supplements in respect of the Project, requested by the Customer, which night involve expense, disadvantage, change in status or effect InkSure in any other manner, ISBAK shall not be entitled to do so without the prior written consent of InkSure. If ISBAK fails to comply with this Section 5.1, InkSure, without prejudice to its other rights, shall not be bound by such amendments, changes or supplements.

6.       PAYMENT

6.1 ISBAK shall pay InkSure for InkSure's Share of the Work the prices, and in the manner, set forth in Annex C to this Agreement.

6.2 InkSure shall submit to ISBAK such invoices or other documents as ISBAK may reasonably require for the purpose of making payment.

6.3 The prices set forth in this Agreement and in Annex C to this Agreement to be paid to InkSure are exclusive of any tax, levies or duties. Any taxes, levies or duties shall be borne by ISBAK, and ISBAK shall promptly reimburse InkSure for any such taxes, levies or duties it incurs in connection with its performance of this Agreement. Any payment made by ISBAK pursuant to this Agreement shall be gross.

6.4      The prices for the Authentication System shall include the earlier of:
         (a) a one year warranty from the day the Authentication System was installed in the Bus Ticket Reader System, or (b) a fifteen (15) month warranty from the date of delivery of the Authentication System (the "Warranty Period"), provided by InkSure, according to the terms and conditions of the warranty set forth in Annex E to this Agreement. In the event ISBAK shall request from InkSure to extend the Warranty Period, ISBAK shall pay InkSure a sum of fifteen United States Dollars ($15) per each year exceeding the Warranty Period in respect of one Authentication System unit.

6.5 ISBAK undertakes to purchase from InkSure, each year, beginning at the second anniversary from the date of execution of this Agreement, a quantity of Ink Coding Substance, sufficient for the printing of at least thirty million (30,000,000) Tickets, and any and all purchase shall be covered by an irrevocable confirmed documentary credit(i.e. - letter of credit) to the benefit of InkSure in respect of such purchase and each purchase order of Ink Coding Substance shall be for a quantity sufficient for the printing of at least thirty million (30,000,000) Tickets.

7.       LIMITATION OF LIABILITY

7.1 InkSure shall be liable to ISBAK, solely for direct damages which it or its employees cause to ISBAK in respect of InkSure's Share of Work subject to the liability limitation set forth hereinafter.

7.2 IN NO EVENT SHALL INKSURE OR ITS RESPECTIVE DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES OR AGENTS, BE LIABLE FOR INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL PUNITIVE OR EXEMPLARY DAMAGES HOWSOEVER CAUSED OR ARISING UNDER THIS AGREEMENT. THE TOTAL CUMULATIVE LIABILITY UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ANY DAMAGES, OR INDEMNIFICATIONS OF COSTS AND EXPENSES BORNE BY ISBAK AS A RESULT OF THIS AGREEMENT SHALL NOT EXCEED THE TOTAL AMOUNT PAID TO INKSURE UNDER THIS AGREEMENT. THIS LIMITATION AND EXCLUSION OF LIABILITY SHALL APPLY REGARDLESS OF WHETHER THE LIABILITY CLAIM IS BASED ON BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, TORT OR OTHER LEGAL THEORY AND SHALL ALSO APPLY FOR THE BENEFIT OF SHAREHOLDERS, EMPLOYEES, DIRECTORS, OFFICERS AND AGENTS OF INKSURE.


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8.       SECURITY

8.1 Subject to Section 8.2 hereinafter, and for the purpose of guaranteeing the performance of the Authentication System and Ink Coding Substance combined, in respect of their ability to secure the Tickets, for the period of this Agreement, InkSure hereby provided ISBAK with a performance bond, in an amount of seven hundred thousand US Dollars ($700,000) (hereafter: "the Performance Bond"). InkSure shall have an insurance issued in respect of the Performance Bond, the policy of such insurance shall be in the form attached hereto as Annex F, approved by LLOYDS (being an insurance group that is rated as set out in Annex G to this Agreement), or any other insurance policy ISBAK and InkSure agree upon (hereinafter the "Insurance Bond"). InkSure shall secure that an Insurance Bond shall stay in effect for the duration of this Agreement.

8.2 The Performance Bond shall be vested, and come to effect, only if and when all the following terms have been met:

         8.2.1 When used in the Project, the Authentication System has positively verified bus tickets that are not part of the genuine Tickets (hereinafter: "Unauthorized Tickets"), and the Parties have replaced, twice, the Authentication System codes and thereafter the said tickets (the Unauthorized Tickets) have been tested and verified using the Authentication System after the codes thereof have been replaced, and the positive verification of such Unauthorized Tickets reoccurred after each replacement and in both cases, indicating that InkSure's Authentication System's technology is inadequate.

         8.2.2 The Unauthorized Tickets are not the outcome of any illegal use of the Bus Ticket Reader System, Authentication System, the Ink Coding Substance or the Tickets, or the misuse of any of the foregoing, and not the outcome of a breach of any of the terms and conditions contained herein.

         8.2.3 The Unauthorized Tickets are not the outcome of a statistical deviation that the Parties acknowledge may occur, and such Unauthorized Tickets have the quality of being reproduced, so long as such reproduction has not been made by any entity whose occupation and/or profession is in the production of such Unauthorized Tickets and no other apparatus similar to the Authentication System is able to detect them.

 9.      CONFIDENTIALITY

         In addition to the Reciprocal Confidentiality Agreement dated July 25, 2001, which is made part of this Agreement as Annex H, the following stipulations shall rule:

9.1 the Parties hereby undertake to keep confidential all information disclosed by a Party to another Party, including, but not limited to, technical information, data, writings, Know-how, computer programs and software code, patents, inventions, procedures, methods, designs, pricing and marketing plans, information embodied in the Authentication System and the Ink Coding Substance, any other trade secrets and any other material that the confidential nature of which can be assumed on the basis of the circumstances of its disclosure or its contents, in any media or form whatsoever including on magnetic media, or by oral, visual or other means ("Confidential Information"). The parties shall exercise means to protect the Confidential Information and prevent any unauthorized disclosure thereof, using the same degree of care, but no less than a reasonable degree of care, as it exercises with its own Confidential Information. Confidential Information shall not include information that: (a) is at the time of disclosure, or thereafter becomes, a part of the public domain without breath of this Agreement by the Party receiving such information (provided, however, that the act of copyrighting shall not cause or be construed as causing the copyrighted materials to be in the public domain); (b) is lawfully in the possession of the receiving Party prior to disclosure by the disclosing Party as shown by written records; (c) is lawfully disclosed to a Party by a third party which did not acquire the same under an obligation of confidentiality to the disclosing Party; (d) is independently developed by the receiving Party without use of the disclosing Party's proprietary or confidential information. This
         Section 9 shall survive termination of this Agreement.


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9.2      ISBAK shall secure that each Subcontractor signs a Non Disclosure
         Agreement similar to the Reciprocal Confidentiality Agreement set forth in Annex H or a different Non Disclosure Agreement as shall be determined by InkSure, where the commitment of confidentiality is toward InkSure. ISBAK shall not involve any Subcontractor in the Project before such Subcontractor has signed the aforementioned Non Disclosure Agreement and an original copy of the signed Non Disclosure Agreement is sent to and received by InkSure.

10.      INTELLECTUAL PROPERTY RIGHTS

10.1 The Parties recognize and acknowledge that all proprietary information regarding the Authentication System and the Ink Coding Substance, including, without limitation, technical information, product components, know-how, trade secrets, marketing and manufacturing rights, software and hardware, all computer programs and documentation and any other material provided or developed by or for InkSure in connection with or in the course of this Agreement shall belong to InkSure alone, unless otherwise is specifically agreed beforehand in writing.

10.2 Each Party agrees to cooperate with and assist each of the other Parties at the other party's expense, in the protection of trademarks, patents, copyrights or other intellectual rights owned by the other Party and shall inform the other Party immediately of any infringement or other improper action with respect to such trademarks, patents, copyrights or other intellectual property that shall come to the attention of the first Party.


10.3 No Party shall directly or indirectly use any of the other Parties' trademarks, trade names or part thereof, or any mark or name confusingly similar thereto, as part of its corporate or business name or in any other manner without the other Party's prior written consent.

11.      TERM OF THE AGREEMENT

         This Agreement shall become effective from the date of its execution by all Parties, and shall continue in full force arid effect for a period of five (5) years, unless earlier terminated as provided in Section 12 below. Nevertheless, the Parties shall commence performance of this Agreement only ten (10) days from the date hereof

12.      TERMINATION

12.1 Upon the occurrence of any of the following events with respect to any Party the other Parties shall be allowed to terminate the Agreement, effective immediately, by written notice to the other Parties:

         (a) If a Party commits a breach of or fails to perform or observe any agreement, condition, obligation or duty herein contained and such breach or failure to perform or observe is not cured within fifteen (15) days after receipt of notice of such breach, failure to perform or observe from another Party;


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         (b)      If a Party becomes insolvent or bankrupt, voluntarily or
                  involuntarily, or makes a general assignment for the benefit of its creditors or if bankruptcy or insolvency proceedings are commenced against such Party or a receiver for a substantial portion of its assets is appointed and such proceedings are not dismissed or appointment is not discharged within thirty (30) days thereafter.

12.2 InkSure shall be allowed to terminate this Agreement, effective immediately, in the event there should occur any change in the control of ISBAK or if ISBAK merges or otherwise combines with any entity that manufactures, develops or offers for sale any product that is directly or indirectly competitive with the Authentication System or the Ink Coding Substance.

12.3 InkSure shall be allowed to terminate this Agreement, effective immediately, at its sole discretion, in the event that ISBAK breached its obligation of purchasing the minimum quota specified in Section 6.5 above or if an irrevocable confirmed documentary credit (i.e. - letter of credit) to the benefit of InkSure has not been open is respect of any or all ISBAK's obligations as aforementioned.

12.4 The expiration or termination of this Agreement shall not prejudice any rights or obligations of any Party accrued up to and including the date of expiration or termination.

12.5 Termination of this Agreement pursuant to this Section shall not prejudice other remedies, if any, available to the terminating Party under this Agreement or applicable law.

12.6 The provisions contained in Sections 7, 9 and 10 shall survive expiration or termination for whatever reason of this Agreement

13.      INABILITY TO PERFORM (FORCE MAJEURE)

         Neither Party shall be responsible to the other for loss or damage caused by the non-delivery, non-acceptance or non-fulfillment of any of its obligations under this Agreement resulting from circumstances beyond its control, including, but not limited to, war, invasion, act of foreign enemy, whether war be declared or not, hostile action, civil war, rebellion, civil strife, sabotage, strikes, industrial disputes, plant or installation breakdown of a major nature, breakdown of equipment, judicial proceedings, act of government or acts of God (any of all of which are in this Agreement referred to as "Force Majeure"); provided always that neither Party shall be required to settle any labor dispute on terms contrary to its wishes, nor test the validity of any law, regulation, decree or order by way of legal proceedings. If any Party is prevented from carrying out all or any of its obligations, then upon the occurrence of any such circumstance the Party affected shall notify the others in writing within seventy two (72) hours of the occurrence and the likely duration thereof and shall further notify the other Parties promptly of the cessation of the occurrence. In the event that the Force Majeure Event remains in respect of one Party in effect for a period exceeding one hundred days, the other Parties may terminate this Agreement by a written notice to that effect sent to the Party incurring the Force Majeure and the other Party. Nothing contained in this Section shall release a Party from any payment obligation hereunder.


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 14.     MISCELLANEOUS

 14.1 Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject-matter hereof; embodies all terms binding upon the Parties in respect thereof and supersedes all prior agreements, understandings and negotiations, wisher written or oral. No Party to this Agreement shall be liable or bound in any manner by prior or contemporaneous, express or implied, representation, warranty, statement, promise, covenant or agreement pertaining to the subject-matter hereof made by, or on behalf of, any Party hereto, unless same is expressly and specifically set forth or referred to herein.

 14.2 Amendments, Waivers, Discharge and Consents. No amendment, consensual cancellation, change or modification of this Agreement or any of the provisions, terms or conditions hereof; no waiver of a right, remedy, privilege or power, or discharge of an obligation or liability, conferred upon, vested in or imposed on any Party under or pursuant to this Agreement; and no consent to any act or omission pertaining hereto, shall come into operation and be effective, unless duly embodied in a written instrument signed by, or on behalf of, the Party against whom such amendment, change, modification, waiver, discharge or consent is asserted or sought.

         Failure to exercise, and no delay in exercising, any right, remedy, privilege or power under or pursuant to this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, privilege or power preclude any other or failure to exercise thereof or the exercise of any other right, remedy, privilege or power; nor shall a waiver in any one instance be deemed or construed as a waiver in any other, past or future, instance.

14.3 Partial Invalidity or Unenforceability. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable, and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by law.

 14.4 Non-Assignability. Neither this Agreement as a whole, nor any right or obligation hereunder, shall be assignable by any Party without the prior written consent of the other Parties provided, however, that lnkSure may assign this Agreement to any entity which controls, is controlled by or is under common control with, directly or indirectly, InkSure. In the event MTM is no longer a Party to this Agreement, for whatever reason, or is no longer able to execute its obligations under this Agreement, InkSure shall have the discretion of replacing MTM by itself and/or by a third party on its behalf.

 14.5 Expenses. Any party shall bear its own expenses in connection with the negotiation and execution of this Agreement. Stamp tax imposed on this Agreement, if imposed, shall be borne by the Parties in equal shares.

 14.6 Headings; Preamble & Exhibits. This section and other headings contained in this Agreement are for convenience only and should not constitute matters to be considered in interpreting this Agreement. The preamble and Annexes to this Agreement constitute an integral part of this Agreement and should be construed as an inseparable part hereof.


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14.7     Governing Law and Venue. Any rules of choice of law or venue to the contrary notwithstanding, (a) this Agreement shall be governed by, and construed in accordance with, the laws of England and (b) any original suit, action or other legal proceeding by either party against the other shall be brought before, and only before, a court of competent jurisdiction sitting in London.

 14.8 Independent Entities. It is understood and agreed that no Party is, shall be considered to be or shall represent itself as, a partner, agent, employee or joint venturer of another Party for any purpose whatsoever. Nothing contained in this Agreement shall be construed as creating an agency, partnership, employment or joint venture relationship among the Parties No Party has or shall have any authority to make any agreement or commitment for any respective other Party, nor to incur any liability or obligation in any other Party's name or on its behalf.

 14.9 Notices. All notices and other communications required or permitted to be given under this Agreement shall be in the English language, in writing and shall be deemed to have been duly given and received (a) seventy two (72) hours after they have been deposited in the mail, postage prepaid for registered airmail and addressed to the addressee at its address as hereinafter written, or at such other address as it shall have specified by written notice to the other Parties, together with same communication being sent by fax or e-mail and when receipt acknowledged, or (b) at the time delivered, if delivered by hand (including by courier).


         If to ISBAK

         ISBAK A. S.
         Cendere Yolu No:  52
         80360 Kagithane - ISTANBUL
         Turkey
         Fax No.: + 90 212 294 2906
         Tel. No.:  +902122945658


         If to INKSURE

         InkSure Inc.
         35 Industrial Parkway
         Northvale, New Jersey  07647
         USA
         Fax No.: +1 201 7689941
         Tel. No.:+ 1201 7685990

         If to MTM

          [ADDRESS OF MTM]


 14.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

 14.11 Signatory Rights. The Parties respective signatory rights are as set forth in Annex I to this Agreement.

IN WITNESS WHEREOF, the Parties hereto executed this Agreement as of the day first above written.


ISBAK A.S.                                      InkSure Inc.

By:  /S/ Devin Demir                            By:  /S/Ron Peer
     -------------------------                      ---------------------
Name: Devin Demir                               Name: Ron Peer
Title: General Manager                          Title: CEO

MTM

 By:     /S/ Ilfud Sarllmaz
    -----------------------------
 Name: Ilfud Sarllmaz
 Title:  Sales Manager

                                     ANNEX A

                        EXCLUSIVE DISTRIBUTION AGREEMENT


                 Made and entered into this 25 day of July, 2001

                                 By and Between

InkSure Inc. (hereinafter referred to as "InkSure")

                                      And:

ISBAK A.S. (ISTANBUL BELEDIYELER BAKIM ULASIM SAN. Ve TIC.
A.S., a company registered and incorporated under the laws of Turkey (hereinafter referred to as "Distributor")


WITNESSES:

Whereas: InkSure has developed the DA1000 ticket reader, DA2000 and RDA 2000 and associate marking/coded ink technology (hereinafter referred to as "the Products"); and

Whereas: Distributor is desirous of distributing the Products in the Territory; and

Whereas: Distributor is acquainted with the market for the Products in the Territory, including the competition therein, has sufficient facilities, resources and personnel to adequately market the Products in the Territory and to fulfill its obligations hereunder and is not precluded by any existing arrangements, contractual or otherwise, from entering into this Agreement.

NOW, THEREFORE, it is agreed as follows:

 1.      Preamble

 1.1     The Preamble to this agreement constitutes an integral part hereof.

 1.2 Any appendix attached to this Agreement constitutes an integral part hereof however, in the event of any inconsistency between the provisions of this Agreement and the provisions of any such appendix, the former shall govern and prevail.

 2.      Definitions

         In this Agreement the following terms shall have the meaning ascribed thereto in this Clause 2.

         InkSure                 InkSure Inc.

         Distributor             ISBAK AS.

         Documentation           materials in printed form prepared by InkSure
                                 to enable and facilitate the use of the
                                 Products by End Users.

         Products I. machine readable ink system based on coded inks establishing a characteristic signature, wherein such characteristic signature of the inks may be verified by visual observation or machine detection when excited by an external source., such as InkSure's DA1000 ticket reader, DA2000 and RDA2000. 2. "InkSure Proprietary Inks" shall mean coded inks which when printed exhibit characteristic visible or Invisible signatures, wherein such characteristic signature of the inks may be verified by visual observation or machine detection when excited by an external source.

          End User A customer who purchased the Products from the Distributor.

          Territory              The territory of the country of Turkey,
                                 Iraq, Azarbaijan, Turkedistan, Uzbekistan,
                                 Bulgaria, Slovenia, Croatia, Yugoslavia,
                                 Macedonia, Bosnia, Albania, Kazachstan,
                                 Syria, Russia, Ukraine, Lebanon, Jordan,
                                 Dubai, the United Arab Emirates, Saudi
                                 Arabia, Armenia, Romania, Iran.

 3.      Grant of Rights

         Subject to the terms and conditions contained in this Agreement, InkSure hereby grants to Distributor, and Distributor hereby accepts, for the term of this Agreement as specified in Clause 4 below:

         An exclusive, non-transferable license to promote and market the Products for use in the mass/public transportation in the Territory.

 4.      Term of Agreement

         This Agreement shall become effective on the date executed by the parties hereto (the "Commencement Date") and, unless earlier terminated pursuant to Clause 11 hereof, shall continue in full force for a period of 3 years (the "Initial Term") and will be automatically extended for additional successive one (1) year periods unless either party informed the other in writing, 30 days prior to the last day of the then current term of the Agreement that it does not wish to extend the term of the Agreement.


 5.      InkSure's Duties

         InkSure shall provide (directly or through others) installations, training, technical support and after sales support of the Products for all End Users in the Territory, subject to and in according with the terms and conditions of a valid support agreement between InkSure, or anyone on its behalf, and the End User.

 6.      Distributor's Duties

 6.1 Distributor shall use its best efforts to market and promote the Products in the Territory. Such efforts shall include, but not be limited to, the following:

        a. Distributor shall at its own expense establish a fully trained, adequate and competent sales team, consisting of at least one
                (1) professional sales person with substantial experience in selling products for transportation. Each Sales person will sign the NDA.

        b. Distributor shall advertise the Products at its own expense, shall exhibit the Products at relevant trade shows and exhibitions and shall promote the sale of the Products by means of direct marketing, demonstrations, mailers, seminars, etc., as deemed appropriate by InkSure from time to time.

        c. All promotions and Documentation of the Products shall be identified by InkSure's name and/or trademark. Distributor is allowed to add its name alongside that of InkSure, provided that
                (i) it will be clearly indicated thereon that Distributor is only a distributor of the Products, and (ii) the adding of Distributor name would not be likely to cause confusion as to the ownership of proprietary rights in the Products.

        d. All persons engaged by Distributor in the performance of its tasks hereunder, including, without limitation, marketing and sales people, will be reasonably fluent in speaking and writing English.

 6.2 Distributor shall obtain InkSure's prior written approval for proposals containing changes in the standard Products functional specifications.

 6.3 Distributor shall, at its expense, obtain all governmental and/or other consents and approvals of local authorities required to enable the distribution, marketing and use of the Products in the Territory.

 6.4     Distributor shall:

         a. Preserve at all times the proprietary, intellectual and other legal rights of InkSure in the Products and Documentation as well as the confidentiality of InkSure's trade secrets, including, without limitation, the terms of this Agreement - this duty shall survive the termination of this Agreement and shall remain valid indefinitely. No information shall be considered confidential if it is generally available or becomes known to the public other than through Distributor's breach of the Agreement.

         b. In all correspondence and other dealings relating directly or indirectly to the licensing or other transactions with respect to the Products, clearly indicate that it is acting as Distributor and not as author or developer of the Products.

         c. Not incur any liability on behalf of InkSure or in any way pledge or purport to pledge InkSure's credit or purport to make any contract binding upon InkSure, unless specifically authorized in writing by InkSure.

         d. Immediately bring to the attention of InkSure improper or wrongful use of the Products, Documentation, trademarks, emblems, designs, models or other similar industrial, intellectual or commercial property rights which come to the attention of Distributor; use every effort to safeguard the proprietary rights and interests of InkSure and, at the request and cost of lnkSure, take all steps required by InkSure to defend such rights.

6.5 Distributor will not make, or allow any third party to make, any changes or modifications to the Products, except in accordance with this Agreement. Distributor shall not be entitled to duplicate the Products, nor shall it allow any third party to duplicate the Products, without InkSure's prior written consent. Distributor shall not be entitled to receive the source code or the master copy of the Products, which shall remain in lnkSure's possession. All rights and title with respect to the Products shall remain at all times vested in InkSure.

6.6 Distributor shall not appoint any sub-distributors, representatives or agents for the marketing or sale of the Products without InkSure's prior written consent. Without derogating from the foregoing, any agreement with such sub-distributor, representative or agent shall reflect the terms of this Agreement.

6.7 Distributor shall refrain from seeking any customers for the Products outside the Territory and from effecting any arrangement with a customer in the Territory knowing that such customer intends to transfer, or otherwise make available the use of, the Product, or any part thereof, outside the Territory.

6.8 Distributor acknowledges and agrees that InkSure shall have unrestricted rights to communicate directly with End Users in the Territory, visit them and refer any customers, potential customers and any other persons it may deem fit to such End Users.

7.       Ordering Procedure

7.1 Distributor shall place with InkSure a written order for each Product for which Distributor has secured an End User customer with all pertinent details concerning such customer and the contemplated transaction (the "Order")

7.2 Each Order shall be secured by a valid letter of credit issued by an AAA US or Western Europe bank. An Order is subject to acceptance by InkSure.

7.3 InkSure shall provide Distributor with the Products ordered and accepted, provided that such products shall not be given to the End User until a non disclosure agreement (including provisions concerning lnkSure's right to supervise the printing of documents and/or tickets) is signed by the End User and InkSure or its duly authorized representative.

7.4 All sales shall be made C.I.F. ISTANBUL, Turkey (unless mention other in the quotation)

8.       Price and Payments

8.1 For each Product ordered by and delivered to Distributor or its End User customer, Distributor shall pay to InkSure, against documents, a sum of to be agreed between the parties, on a case-by-case basis. Such payment shall be made regardless of the price which is paid or payable by the End User for the Product.

8.2 The parties hereby agree that neither one of them shall be entitled to withhold payment of any amounts due to the other on the basis of a dispute or a counter claim.

8.3 End User prices for the Products will be inform by the distributor to InkSure.

8.4 Without derogating from any other remedies which may be available to lnkSure under law and/or under this Agreement, Distributor shall pay interest to InkSure at the rate of five percent (5%) per annum over the prime rate prevailing at Chase Manhattan Bank (USA) in respect of all moneys the payment of which is overdue.

 9.     Taxes

         Distributor shall be solely responsible for the payment of all taxes payable to authorities in the Territory as a result of or in connection with this Agreement, including, but not limited to, import duties, excise taxes, value added taxes, sales taxes and income tax.

10.      Force Majeure

         A party shall not be held liable for any delay in the execution of its obligations under this Agreement for reasons beyond its reasonable control.

11.      Termination

11.1     Termination of this Agreement may be effected as follows:

         a. by either party effective immediately upon written notice to the other party, in the event that the other party shall become insolvent or bankrupt, discontinue business or adopt a resolution providing for its dissolution or liquidation.

         b. by either party upon written notice to the other party, if the other party shall breach the Agreement and not remedy such breach, where it is capable of being remedied, within ten (10) days, in case of a material breach, or within thirty (30) days in case of any other breach; or

         c. by InkSure, upon written notice to the Distributor, if the Distributor is not awarded the prime contract and/or if InkSure is not awarded the subcontract in respect of the Istanbul authentication bus ticket system, within six month from the date of this Agreement.

11.2 If this Agreement expires or terminates for any reason whatsoever the following provisions shall apply:

         a. Immediately upon expiration or termination of this Agreement, Distributor shall cease to solicit orders for the Products and to use in any connection any of the InkSure names trademarks or logos, whether or not such use was previously authorized by InkSure.

         b. InkSure shall deliver the Products covered by Orders which shall have been actually received and accepted by InkSure prior to the effective date of expiration or termination.

         c. Distributor shall return all documents and materials and all copies thereof which are of a confidential nature, including all copies thereof, in Distributor's possession or control, within forty-five (45) days after the effective date of expiration or termination.

         d. Distributor shall take any additional actions which may be required by lnkSure to assure the uninterrupted transition of the activities relating to the Products in the Territory.

11.3 The expiration or termination of this Agreement for any reason shall not prejudice any rights or obligations of either of the parties accrued up to and including the date of expiration or termination;

12.      Non-Competition

12.1 Distributor agrees that during the term of this Agreement ("the Non-Competition Period") it will not promote or offer to any third party in any manner any product or package in competition with the Products, nor shall Distributor, without the prior consent in writing of InkSure, be concerned or interested, either directly or indirectly, in the production, importation, sale, licensing, marketing or advertisement of any products which can be developed based on the Products.

12.2 InkSure agrees that during the term of this Agreement ("the Non-Competition Period") it will not promote or offer to any third party, in the territory, in any manner any product or package in competition with the Products for mass/public transportation.

13.      Warranties and Indemnification

13.1 InkSure warrants that it has the right and authority to enter into this Agreement and to grant the rights herein described.

13.2 InkSure does not warrant that the functions contained in the Products will meet the requirements of End Users or that the operation of the Products will be uninterrupted or error free, or that the Products will interact with application, package or other devices used by the End Users.

13.3 Any statement, condition or warranty, express or implied, statutory or otherwise, as to the quality, merchantability, or suitability or fitness for any particular purpose of the Products is hereby disclaimed, and InkSure shall not be liable to Distributor or to any other persons for loss or damage (whether direct or consequential) arising directly or indirectly in connection with the use or performance of the Products or any modification, variation or enhancement thereof, and any documentation, manual or training relating thereto.

13.4 The total liability of InkSure for any one claim by Distributor or any End User will be limited to the price actually received by InkSure in connection with the sale of the Products to the plaintiff and Distributor shall bear the balance, if any.

         THE FOREGOING CONSTITUTES THE SOLE AND EXCLUSIVE REMEDY OF DISTRIBUTOR AND OR ANY PARTY AND THE EXCLUSIVE LIABILITY OF INKSURE AND IS IN LIEU OF ANY AND ALL OTHER WARRANTIES, GUARANTEES, PROMISES, OR REPRESENTAT1ONS, EXPRESS OR IMPLIED, INCLUDING SPECIFICALLY, BUT WITHOUT LIMIT1NG THE GENERALITY OF THE FOREGOING, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

13.5 Distributor shall indemnify and hold InkSure harmless against any and all claims, damages and liabilities whatsoever asserted by any person or entity resulting directly or indirectly from any breach by Distributor, or by any of its employees or agents, of this Agreement or of any warranty or representation of Distributor contained herein or made in connection herewith. Such indemnification shall include the payment of all reasonable attorney's fees and other costs incurred by InkSure in defending such claims.

13.6 Subject to the preceding sub-clauses of this Clause, InkSure shall indemnify and hold Distributor harmless against any and all claims, damages and liabilities whatsoever asserted by any person or entity resulting directly or indirectly from any breach by InkSure, or by any of its employees or agents, of this Agreement or of any warranty, representation, covenant or obligation of InkSure contained herein. Such indemnification shall include the payment of all reasonable attorney's fees and other costs incurred by Distribution defending such claims.

14.      Copyright, Patent, and Intellectual Property Right

14.1 Distributor acknowledges that any and all of the copyrights, trademarks and other intellectual property rights used or embodied in or in connection with the Products, including all Documentation are, and shall remain, the property of InkSure, and the Distributor shall not during, or at any time after the expiration or termination of, this Agreement in any way question or dispute the ownership or any other such rights of InkSure.

14.2 Distributor also acknowledges that such trademarks, copyrights and other rights belonging to InkSure are only used by Distributor with the consent of InkSure and during the term of the Agreement. Upon expiration or termination hereof Distributor shall forthwith discontinue such use, without receipt of compensation for such discontinuation.

14.3 Distributor shalt not during, or after the expiration or termination of, this Agreement, without the prior written consent of InkSure, use or adopt any name, trade name, trading style or commercial designation that includes or is similar to or may be mistaken for the whole or any part of any trade mark, trade name, trading style or commercial designation used by InkSure.

15.      Assignment

         This Agreement may not be assigned by either party without the consent of the other party hereto. Neither party shall merge into, consolidate with or sell substantially all its assets to a third party unless this Agreement shall be assigned to, and the obligations hereunder assumed by, the successor entity of the party that has merged, been consolidated or sold substantially all of its assets, provided that in the case of Distributor, the consent of InkSure shall nevertheless be required in connection therewith. Notwithstanding anything to the contrary aforementioned, the parties hereto do hereby expressly agree that InkSure shall be entitled, at any time and at all times during the course of this Agreement and in its sole discretion, to assign all its rights, duties and obligations under this Agreement to a company controlled by InkSure, controlling InkSure or under common control with lnkSure or to a joint venture company in which InkSure is one of the joint ventures.

16.      Confidentiality

16.1 InkSure has imparted and may from time to time impart to Distributor certain confidential information relating to the Products, Documentation, successor or enhanced products or other InkSure products or marketing or support thereof (including specifications thereof). Distributor hereby agrees that it will use such confidential information solely for the purpose of this Agreement and that it shall not disclose, whether directly or indirectly, to any third party such information other than as required to carry out the purposes of this Agreement. In the event of each permitted disclosure to third parties (including to Distributor's employees and agents, if any) Distributor will obtain from such third party a duly binding written agreement to maintain in confidence the information to be disclosed to the same extent at least as Distributor is so bound hereunder, and such agreement will specify InkSure as a third party beneficiary thereunder.

16.2     Distributor further undertakes:

         a. to instruct all of its staff who have access to the Products not to copy or duplicate the Products, or any part or parts thereof, or to make any disclosure relating thereto to any third party; and

         b. to effect and maintain adequate security measures to safeguard the Products from theft or access by any person other than employees of Distributor in the normal course of their employment.

 16.3 This Clause 16 shall survive the expiration or termination of this Agreement for whatever reason and shall be valid indefinitely. A breach by any employee or agent of Distributor of any of the provisions of this Clause will be deemed a breach by Distributor of same, and Distributor shall be liable for any damages caused thereby.

 17.     Governing; Venue Law

17.1 This Agreement shall be governed by, and construed in accordance with, the laws of England.

17.2 Any dispute arising out of this Agreement which cannot be amicably resolved by the parties may be brought only before the courts of London, who shall have exclusive jurisdiction over any and all disputes, without regard to the rules of choice of law and venue.

18.      Severability

         If any term, provision or part hereof (in this Clause called "the Offending Provision") contained in this Agreement shall be declared or become unenforceable or illegal for any reason whatsoever, the other terms, provisions and parts of this Agreement shall remain in full force and effect as if this Agreement has been executed without the Offending Provision appearing herein, and the parties shall implement a provision which is legally valid and enforceable and most closely reflects the intent of the parties as contained in the Offending Provision.

 19.     No Warranties Without Authority

         Neither party shall make any statements, representations or claims or shall give any warranties to an End User on behalf of the other party hereto, whether in respect of the Products or otherwise, save such as may have been specifically authorized in writing by the other party. The party breaching this obligation shall keep the other party fully indemnified against all claims, demands, losses, expense and costs which the other party may incur as a result of any breath of this provision.

20.      Miscellaneous

20.1 The relationship of the parties is that of independent contractors. Except as set out in this Agreement, nothing shall constitute the parties as partners, joint ventures or co-owners, or constitute Distributor the agent, employee or representative of InkSure.

20.2 This Agreement constitutes the entire agreement between the parties and may only be modified by a written instrument.

20.3 No waiver (whether expressed or implied) of any of the provisions of this Agreement or of any breach thereof, shall constitute a continuing waiver, and no such waiver shall prevent either party from acting upon any subsequent breach by the other party under any of the provisions of this Agreement.

 21.     Headings

         Headings preceding the text, articles and Clauses hereof have been inserted solely for convenience and reference and shall not be construed to affect the meaning, construction or effect of this Agreement.

 22.     Notices and Communications

         Any and all notices, reports or other communications hereunder, including technical specifications and customer requirements, shall be given in writing in the English language, and sent by registered mail or by fax. Such notices shall be addressed to the party at the address set forth below, unless notice of any change of address is furnished to the other party in writing.

If to InkSure:                              InkSure Inc.
                                            35 Industrial Parkway
                                            Northvale, New Jersey 07647
                                            USA
                                            Fax No.: +1 201 7689941
                                            Tel No.:+ 1201 7685990

If to Distributor:                          ISBAK A. S.
                                            Cendere Yolu No:  52
                                            80360 Kagithane - ISTANBUL
                                            Turkey
                                            Fax No.: + 90 212 294 2906
                                            TelNo.:  +902122945658

IN WITNESS WHEREOF, THE PARTIES HAVE HEREUNTO SET FORTH THEIR HAND AS OF THE DATE FIRST ABOVE WRITTEN.

InkSure Inc.                                ISBAK A.S.

By:  /s/ Ron Peer                    By:  /s/ Devin Demir
    ----------------                     -----------------------
Name:  Ron Peer                     Name:  Devin Demir
Title:  CEO                         Title:  General Manager

                                     ANNEX B

In this Annex, Electronic and Mechanical Configuration shall mean the following requirements in respect of the Authentication System and the Ink Coding
Substance:

Authentication System:


1.       Electronics:

         Reading speed: 50 mm/sec

2.       False Positive: 1:3000 (i.e. 0.033%)

3.       Environment:

         Operating Temperature (Hereinafter "C" shall mean degrees measured by

         Celsius): 0(degree)C-50(degree)C

         Storage Temperature range:    -5(degree)C-55(degree)C

         Humidity:     maximum 95% Rel. Humidity non-condensing

4.       Operating voltage: 6 volt 15O ma.

5.       Interface connector:

         (a) Connector type: 14 pin ,39-26-7148 Molex connector with 90 degree bracket

         (b) Pin description:

                1-6 volt d.c (input to InkSure sensor card).

                2-6 volt d.c (input to InkSure sensor card).

                3- Warning-Do not use !!!

                4- Warning-Do not use !!!

                5-Motor Pulses (Input to InkSure sensor card).

                6 -Ticket type1 OK (Output from InkSure sensor card).

                7-Ticket type2 OK (Output from InkSure sensor card).

                8-Ticket counterfeit (Output from InkSure sensor card).

                9 -Sensor enable (Input to InkSure sensor card).

                10- Warning - Do not use !!! (Option for communication TX)

                11- Warning - Do not use !!! (Option for communication RX)

                12- Not used (spare -May be used to drive external optical sensor--active low open collector)

                13- Ground

                14- Ground


6.       Integration connector:

         Connector type: (RG4S 6*4 -Molex REF number: 52O18MOLEX).

         Connector is used for:

         1.  InkSure Diagnostics.

         2. Optional to load new program or Ticket bus "new code" at the field (Useful, after integration on the bus).

7.       General remarks regard electronic interface:

         1. All I/O inputs and outputs are "Open collector".

         2. If it is an input use 5k ohm resistor, pull up to vcc (5 volt).

         3. If it is an output use small senes resistor 100 Ohm.

         4. Note that pin 3 and pin 4 should not be used.

         5. Note that pin 12- (Not used -spare), May be used to drive external optical sensor.

         6. Note that pin 10 and pin 11 should not be used (Option for communication).

8.       Mechanical:

         1. Estimate distance between "bus ticket" and P.C.B 20 mm (final distance will be finalized during integration).

         2.  PCB size 65*55 mm. PCB Size along the belts is 55mm.

         3.  PCB hole distance 49 mm ,59 mm.

9.      Maintenance and service:

        In case of dirt and or paper debris, the Authentication System optical head should be cleaned with fine brush or compresses air.

Ink Coding Substance:

1.       Features:

         Durability: the Ink Coding Substance is stable at any temperature up to 150(0)C

 2.      Tickets specification:

         After printing the Tickets should be stored and held under the following conditions:

         (a) Temperature: Maximum 55(0)C

         (b) Humidity: Maximum 95% Rel. Humidity non-condensing

         (c) Storage and safekeeping should be made in a shadowed area.

         (d) The Tickets should not be, under any circumstances, folded.


General:

The Electronic and Mechanical Configuration set forth herein may be updated by InkSure, from time to time, during the lifetime of the Authentication System.

                                     ANNEX C


Authentication System


     1. The schedule of orders upon which ISBAK shall purchase from InkSure the Authentication System and secure that such systems be delivered, the number of units to be purchased and the price therefore shall be as follows:


        1.1 Twenty five (25) units of the Authentication System shall be purchased and delivered within fourteen days (14) from the execution of the Agreement by the Parties.

         1.2 Five hundred (500) additional units of the Authentication System shall be purchased and delivered by November 15, 2001.

         1.3 One thousand (1,000) additional units of the Authentication System shall be purchased and deliver by December 15, 2001.

         1.4 All the remaining units of the Authentication System needed for the completion of the Project; and not less than one thousand one hundred and seventy five (1,175) additional units shall be purchased and delivered not later than December 31, 2001.

         1.5 The purchase price of each Authentication System unit is one hundred fifteen US Dollars ($115) CIF Istanbul, Turkey, NET, excluding any other integration fee or other fees incurred by InkSure in respect thereof

 Ink Coding Substance

         The schedule of orders upon which ISBAK shall purchase from InkSure thee Ink Coding Substance, the quantity to be purchased and the price therefdr shall as follows:

         1.1 A quantity of the Ink Coding Substance, sufficient for the printing of five hundred thousand (500,000) Tickets, shall be purchased by the end of fourteen (14) days from the date of execution of the Agreement by the Parties.

        1.2 Au additional quantity of the Ink Coding Substance,. sufficient for the printing of forty million (50,000,000) Tickets, shall be purchased and delivered by November 15, 2001.

        1.3 An additional quantity of the Ink Coding Substance, sufficient for the printing of fifty nine million five hundred thousand (49,500,000) Tickets, shall be purchased and delivered by 15 December, 2001. Each purchase order of Ink Coding Substance shall be for a quantity sufficient for the printing of at least thirty million (30,000,000) tickets.

         1.4 In the event ISBAK shall require, and wish to purchase, an additional or alternative or the change of an Ink Coding Substance, InkSure and ISBAK shall agree upon the price thereof and the changes, if any, to the prices of the Ink Coding Substance resulting therefrom and the modification required to be applied to the Authentication System.

         1.5 The table hereunder reflects the price per Ink Coding Substance according to the number of Tickets that may be printed using same, prices are CIF Istanbul, Turkey, NET, excluding any other integration fee or other fees incurred by InkSure in respect thereof:


    --------------------------------------------------------------------------
            Number of Tickets         Price per Ticket in US Dollars
    --------------------------------------------------------------------------
    100 million                       $0.00960
    --------------------------------------------------------------------------
    101-200 million                   $O.00730
    --------------------------------------------------------------------------
    201-300 million                   $000600
    --------------------------------------------------------------------------
    --------------------------------------------------------------------------
    301 million and above             shall be agreed, in writing, by ISBAK
                                                   and InkSure.


General Terms

1. All sums to be paid under this Agreement shall be made in United States Dollars.

2. All purchases made by ISBAK shall be followed by shipment details placed with InkSure and specifying all pertinent details in respect of the shipment of the products.

3. ISBAK shall open two irrevocable confirmed documentary credit (i.e. - letter of credit) to the benefit of InkSure, one confirmed documentary in respect of the purchase of Authentication System the other in respect of the purchase of Ink Coding Substance, issued or confirmed by an American or West European Bank rated triple A (AAA) and approved, including wording thereof, by InkSure beforehand in writing (hereinafter "Letters of Credit"). Payment under the Letters of Credit shall be made against delivery of documents, effective on sight (i.e. - immediately upon the documents arrival) and partial delivery shall be allowed under the terms of the Letters of Credit. The Letters of Credit shall be issued ten days after the execution of the Agreement by the Parties, for a total amount of seven hundred ninety thousand and five hundred US Dollars ($790,500). The confirmed documentary credit in respect of the Ink Coding Substance shall be opened for the a total amount of four hundred and eighty thousand United States Dollars and the confirmed documentary credit in respect of the Authentication System shall be opened for a total amount of three hundred and ten thousand United States Dollars. The Letters of Credit shall be of force and effect until sixty (60) days after the last delivery of product to ISBAK by InkSure is expected and in any event at least until February 31,2002. This Section 3 is considered by the Parties to be material for the purpose of this Agreement and a breach thereof shall allow InkSure to terminate the Agreement immediately.

4. In the event ISBAK requires to purchase from InkSure additional products that have not been specified in this Agreement, InkSure and ISBAK shall determine, beforehand in writing, the terms and conditions for such a purchase.

                                     ANNEX D

The Parties shall coordinate to implement the first stage of installation of Bus Ticket Reader System, printing of Tickets and the examination and analyses of results of the first installation as follows:

3. In order to conduct the first stage the Parties shall perform the following stages, in accordance with the following order:

         (a)      Until July 31,2001, ISBAK will send to InkSure the following:

                  1.       paper used for the printing of Tickets - At least 50
                           A4 area.

                  2.       graphic layout of the Tickets.

                  3. bus tickets that have been printed without the use of the Ink Coding Substance -at least 100 tickets.

                  4.       a Bus Ticket Reader System unit.

         (b) InkSure shall integrate the Authentication System in the Bus Ticket Reader System it received and make preliminary computability tests at InkSure's premises.

         (c) InkSure shall print until August 7, 2001, sample tickets and test the Authentication System performance and functionality.

         (d) On August 8, 2001, InkSure and ISBAK will finalize the electronics interace synchronization at ISBAK's premises.

         (e) On August 9, 2001, InkSure and ISBAK will perform CDR (Critical Design Review) at ISBAK's premises, regard system performance and test detailed and acceptance criteria.

         (f) InkSure shall send to ISBAK until August 12, 2001, one unit of Authentication System for further testing and integration.

         (g)      InkSure shall send to ISBAK until August 18, 2001, twenty five
                  (25) units of the Authentication System to be integrated in the busses participating in the test.

         (h) InkSure shall supply the Ink Coding Substance to print tickets for the "First Stage" until August 18,2001.

         (i) ISBAK shall print the T.B.D amount of tickets to be used for the "First Stage" until August 25, 2001.

         (j) The systems will be installed by ISBAK on busses and the testing thereof shall be for a period of one week in which ISBAK shall perform "live tests" and record the operation done during this test.

         (k) During the test period, InkSure shall provide with full support in regard to problems that may occur. InkSure and ISBAK will also finalize the Bus Ticket Reader System configuration during this period.

         (l) InkSure and ISBAK will analyze the test site results and needed changes. They will also decide on System integration and installation of full production as well as maintenance procedure.

         (m) Until September 18, 2001 InkSure and ISBAK shall verify the compliance of the Authentication System to the acceptance criteria agreed in the CDR Upon approval of the first stage by ISBAK and InkSure the parties shall start production and supply according to annex (delivery schedule).


2. ISBAK shall coordinate with the Customer all pertinent actions in respect of the test.

                                     ANNEX E

Warranty:


 1. InkSure hereby warrants that each Authentication System has a life expectancy of, and shall be able to read and detect the Tickets at least 100,000 times, provided that no excess debris or dirt lies on the optical head of the Authentication System and subject to the proper and correct instillation, maintenance and all other terms and conditions set forth in the Agreement in general and in Annex A in particular.

 2. InkSure hereby warrants that the Ink Coding Substance, after it has been used for the printing of the Tickets, shall remain on the Tickets and shall be readable by the Authentication System for a period of twelve (12) months commencing on the date such Tickets were printed, provided and subject to the Ink Coding Substance being handled according to InkSure's instructions and specifications, and correct usage, maintenance and all other terms and conditions set forth in the Agreement in general and in Annex A in particular.

General Terms:

Pursuant to the warranties in Section 1 and 2 above, InkSure shall replace any Authentication Systems that does not stand up to the terms of the warrant.

Service in resnect of the Authentication System:

General:

InkSure will supply ISBAK an additional fifty (50) units of the Authentication System or parts thereof, upon the delivery of the first 500 units of the Authentication System in accordance with the Agreement (hereinafter "the Spare Authentication Systems").

The Spare Authentication Systems shall be used, according to InkSure's specifications, to replace Authentication Systems incase of malfunction during the term of the Agreement.

It is acknowledged by the Parties that the Spare Authentication Systems are the sole property of InkSure and shall be returned to InkSure upon the termination of or at the end of the term of the Agreement. InkSure shall secure that for the duration of the warranty the number of Spare Authentication Systems shall not fall beneath 50 units.

Procedure to be taken when a malfiinction inthe Authentication System is identified:

 1. ISBAK shall secure by itself or by Subcontractor that a Bus Ticket Reader System in which a malfunction was identified (hereinafter: "the Malfunctioned Bus Ticket Reader System") shall be replaced with an alternative Bus Ticket Reader System, so long as such Bus Ticket Reader System is needed for the normal use of the vehicle in which the malfunction was identified.

2. The Malfunctioned Bus Ticket Reader System shall be tested and analyzed by ISBAK, according to InkSure's specifications, and ISBAK shall identify the source of the malfunction. In the event ISBAK has determined that the source of the malfunction is the Authentication System then such System shall be sent to InkSure for further investigation. If the malfunction is found to be, after the testing as aforementioned, from a different component other than the Authentication System ISBAK shall send such Malfunctioned Bus Ticket Reader to ISBAK for repair.

3. In the event ISBAK has determined that the source of the malfunction is not the components other than the Authentication System, in the Bus Ticket Reader System, and after ISBAK has replaced all components other than the Authentication System in such Malfunctioned Bus Ticket Reader System, then the Parties shall consult and determine a form of action.

4. If any Authentication Systems are sent to InkSure pursuant to Section 2 above, ISBAK shall ensure that it be sent with all pertinent information regarding the suspected malfunction, including, inter alia, the serial number, description of the malfunction, all installation data. Any shipments in respect of the aforementioned to InkSure and returned from InkSure shall be borne by the Parties.

                                     ANNEX F

                               (Insurance Policy)